Exhibit 99.1

Intercept Pharmaceuticals Appoints Sandip Kapadia as Chief Financial Officer

NEW YORK, June 9, 2016 -- Intercept Pharmaceuticals, Inc. (Nasdaq:ICPT), a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat non-viral, progressive liver diseases, today announced the appointment of Sandip Kapadia as Chief Financial Officer. Mr. Kapadia will succeed Barbara Duncan effective July 1, who has served as CFO for Intercept since 2009. Ms. Duncan and Mr. Kapadia will work closely through a transition period to support a seamless change in leadership.

“I want to thank Barbara wholeheartedly for her critical contributions in the transformation of Intercept from a small private entity to a public biopharmaceutical company with more than 400 employees,” said Mark Pruzanski, President and CEO of Intercept. “And now at this critical juncture as we transition to a global commercial organization, I am very pleased to welcome Sandip to the executive management team as our new CFO. Sandip has substantial international financial management experience in the pharmaceutical industry and I look forward to working closely with him as we expand our commercial presence across the world, while advancing our global development programs.”

Mr. Kapadia brings over 19 years of experience in building and leading finance and administration teams at life sciences companies both in the United States and internationally. Mr. Kapadia joins Intercept from Sandoz, Inc., a division of Novartis AG, where he served as Vice President and Chief Financial Officer, North America from 2014 through 2016. Prior to that, Mr. Kapadia held finance leadership roles at Novartis Pharmaceuticals in multiple European countries, including Chief Financial Officer for the UK/Ireland based in the United Kingdom, Chief Financial Officer for Northern Europe based in the Netherlands and Head of Finance for Emerging Growth Markets for the Oncology Business Unit based in Switzerland. Mr. Kapadia earned his bachelor degree in business administration and accounting from Montclair State University, an M.B.A from Rutgers Graduate School of Management and is a Certified Public Accountant.

“I am thrilled to be joining Mark and the team at Intercept at this exciting moment in the company’s trajectory,” said Sandip Kapadia. “There are few opportunities to help build a globally integrated biopharmaceutical company focused on addressing therapeutic areas of high unmet medical need and I look forward to helping Intercept succeed in bringing innovative new medicines to patients around the world.”

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat non-viral, progressive liver diseases, including primary biliary cholangitis (PBC), nonalcoholic steatohepatitis (NASH), primary sclerosing cholangitis (PSC) and biliary atresia. Founded in 2002 in New York, Intercept now has operations in the United States, Europe and Canada. For more information about Intercept, please visit: www.interceptpharma.com.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our company’s plans for further commercial expansion, the continued development of OCA and our other product candidates, and our strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of important risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the initiation, cost, timing, progress and results of our development activities, preclinical studies and clinical trials; our ability to successfully commercialize Ocaliva in PBC and our ability to maintain our regulatory approval in the United States for Ocaliva in PBC; the timing of and our ability to obtain and maintain regulatory approval of Ocaliva for PBC in jurisdictions outside the United States; the timing of and our ability to obtain and maintain regulatory approval of OCA in indications other than PBC and any other product candidates we may develop such as INT-767; conditions that may be imposed by regulatory authorities on our marketing approvals for our product candidates such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; our plans to research, develop and commercialize our product candidates; our ability to obtain and maintain intellectual property protection for our product candidates; our ability to successfully commercialize OCA in indications other than PBC and our other product candidates; the size and growth of the markets for our product candidates and our ability to serve those markets; the rate and degree of market acceptance of any of our products; the success of competing drugs that are or become available; the election by our collaborators to pursue research, development and commercialization activities; our ability to attract collaborators with development, regulatory and commercialization expertise; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; our need for and ability to obtain additional financing; our estimates regarding expenses, future revenues and capital requirements and the accuracy thereof; our ability to retain key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016 as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT: For more information about Intercept Pharmaceuticals, please contact:

Intercept Pharmaceuticals:

Mark Vignola

+1-646-747-1000

investors@interceptpharma.com

Media inquiries: media@interceptpharma.com

Investor inquiries: investors@interceptpharma.com